SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of May 24, 2013 (“Effective Date”) by and between Quarry Bay Capital LLC, a Delaware limited liability company (the “Secured Party”) and Marine Drive Mobile Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company and Secured Party previously entered into that certain Line of Credit Agreement, dated January 20, 2012, as amended (the “January LOC Agreement”).

WHEREAS, the Company and Secured Party previously entered into that certain Line of Credit Agreement, dated July 20, 2012, as amended (the “July LOC Agreement”, and together with the January LOC Agreement, the “LOC Agreements”).

WHEREAS, pursuant to the Amendment to Line of Credit Agreements, dated as of even date herewith, the Company and Secured Party agreed to amend the terms of the LOC Agreements, to provide that the indebtedness subject to the LOC Agreements would be secured by the Collateral (as defined herein), pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. SECURITY.

1.1 Grant of Security Interest.  As security for the prompt and punctual payment and performance of all Indebtedness (as defined below) of the Company to the Secured Party when and as due under the LOC Agreements, the Company hereby grants to the Secured Party a security interest in the Collateral (as defined below).  For purposes of this Agreement, “Indebtedness” means all obligations and liabilities of the Company to the Secured Party under the LOC Agreements.

1.2 Collateral Defined.  As used in this Agreement, the term “Collateral” means all assets of the Company, whether now owned by the Company or hereafter acquired, and all proceeds and products thereof and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

1.3 Secured Party Rights.  Secured Party is hereby authorized to file one or more UCC-1 Financing Statements with the Secretary of State of the State of Nevada evidencing and providing notice of the security interest granted pursuant to this Agreement in the Collateral.

1.4 Release of Collateral.  Upon the full and final discharge of all of the Indebtedness, the Secured Party will execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Secured Party in this Agreement.

1.5 Termination.  When all the Indebtedness has been paid in full and discharged, this Agreement and the security interest granted to the Secured Party hereunder will terminate and a UCC-3 Termination Statement shall be filed by Secured Party to indicate the termination of the security interest created hereby.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Secured Party that the statements contained in the following paragraphs of this Section 2 are all true and correct immediately prior to the execution of this Agreement.

2.1 Title.  The Company owns all right, title and interest in and to the Collateral.

2.2 Right to Grant Interest.  The Company has the right to grant the security interest under this Agreement to Secured Party in the Collateral.

2.3 No Bankruptcy.  Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction.  In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

3. COVENANTS OF THE COMPANY.  So long as any of the Indebtedness to the Secured Party has not been fully satisfied, the Company covenants and agrees with the Secured Party that:

3.1 Payment of Indebtedness.  The Company will pay all Indebtedness when due under the LOC Agreements;

3.2 Condition of Collateral.  The Company will maintain the Collateral in good condition and repair;

3.3 Further Assurances. The Company will execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests granted by this Agreement;

3.4 Taxes.  The Company will pay all taxes due and owing by the Company at such time as they become due;

3.5 Books and Records.  The Company will keep, in accordance with accounting principles consistently applied, complete and accurate books and records regarding all Collateral.

4. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

4.1 General Remedies.  In the event the Company fails to timely make any payment required pursuant to Section 2 of the LOC Agreements, and such failure is not cured within thirty (30) days following written notice of such failure by the Secured Party (a “Default”), in addition to exercising any other rights or remedies the Secured Party may have under the LOC Agreements, at law or in equity, or pursuant to the provisions of the Uniform Commercial Code, the Secured Party may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Company to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Company; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Company for recovery on the LOC Agreements or to obtain possession or effect a sale of the Collateral; (vi) exercise any rights and remedies of a Company under the Uniform Commercial Code; and/or (vii) offset, against any payment due from the Company to the Secured Party, the whole or any part of any Indebtedness of the Secured Party to the Company.

4.2 No Election of Remedies.  The election by the Secured Party of any right or remedy will not prevent the Secured Party from exercising any other right or remedy against the Company.

4.3 Proceeds.  If a Default occurs, all proceeds and payments with respect to the Collateral will be retained by the Secured Party (or if received by the Company will be held in trust and will be forthwith delivered by the Company to the Secured Party in the original form received, endorsed in blank) and held by the Secured Party as part of the Collateral or applied by the Secured Party to the payment of the Indebtedness.

4.4 Sales of Collateral.  Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Secured Party as provided in the Uniform Commercial Code or under other applicable law.  The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party may reasonably require in connection with any such sale or disposition.  The Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released to the extent permitted by applicable law.

4.5 Application of Proceeds.  The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows:  (i) first, to the payment of the costs and expenses of such sale or sales and collections and the actual attorneys’ fees and out-of-pocket expenses incurred by the Secured Party relating to costs of collection; (ii) second, any surplus then remaining will be applied to the payment of all unpaid principal under the LOC Agreements; and (iii) third, any surplus then remaining will be paid to the Company.

5. GENERAL PROVISIONS.

5.1 Survival of Warranties.  The representations, warranties and covenants of the Company and the Secured Party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Secured Party or the Company, as the case may be.

5.2 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.3 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

5.4 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Headings.  The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

5.6 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

5.7 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.8 Further Assurances.  From and after the date of this Agreement, upon the request of the Secured Party or the Company, the Company and the Secured Party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.9           Waiver and Amendment.  Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party.  This Agreement may be amended only by an agreement in writing executed by the parties.

5.10           Delay or Omission.  No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

SECURED PARTY:

Quarry Bay Capital LLC

By: /s/ Tom Sharp

Name: Tom Sharp

Title: President

COMPANY:

Marine Drive Mobile Corp.

By: /s/ Colin Macdonald

Name: Colin Macdonald

Title: President

[Signature Page to Security Agreement]